ACP Funds Trust - SC TO I

EX-99. (F)

EXHIBIT (F)

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Units in

ACP Funds Trust

Tendered Pursuant to the Offer to Purchase
Dated July 1, 2013

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY PINNACLE FUND ADMINISTRATION BY,
11:59 PM, EASTERN TIME, ON JULY 31, 2013,
UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return To:

Pinnacle Fund Administration, LLC
Attn: Dan Uttaro
15720 John J. Delaney Drive, Suite 206
Charlotte NC 28277
PH: 704-927-5402
FX: 704-752-8997

For Additional Information:
Phone: (610) 688-4180

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ACP Funds Trust

 NOTICE OF WITHDRAWAL OF TENDER

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited partnership shares, or the tender of some of such shares, for purchase by the ACP Funds Trust that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

Such tender was in the amount of:

☐	All of the undersigned’s entire limited partnership shares.

☐	A portion of the undersigned’s limited partnership units expressed as a specific dollar value or number of shares.

$	or	(number of shares)

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the shares in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

FAX OR MAIL TO:

Pinnacle Fund Administration, LLC
Attn: Dan Uttaro
15720 John J. Delaney Drive, Suite 206
Charlotte NC 28277

PH: 704-927-5402
FX: 704-752-8997
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 NOTICE OF WITHDRAWAL OF TENDER

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date:

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